EX-99.b
                                               Form 10-K for 1994
                                                  File No. 1-8610








               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          _____________

                            FORM 11-K
                          ANNUAL REPORT
                          _____________


                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934


           For the fiscal year ended December 31, 1994


                  Commission File Number 1-8610


                          _____________

                  SOUTHWESTERN BELL CORPORATION
                    SAVINGS AND SECURITY PLAN
                          _____________


                     SBC COMMUNICATIONS INC.
        (formerly known as Southwestern Bell Corporation)

            175 E. Houston, San Antonio, Texas  78205



    Financial Statements, Supplemental Schedules and Exhibits

                        Table of Contents
                                                            Page


Report of Independent Auditors

Financial Statements:
     Statement of Net Assets Available for Plan Benefits as of
     December 31, 1994

     Statement of Net Assets Available for Plan Benefits as of
     December 31, 1993

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1994

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1993

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1992

     Notes to Financial Statements

Supplemental Schedules:
     Item 27a - Schedule of Assets Held for Investment Purposes

     Item 27d - Schedule of Reportable Transactions

Exhibits:
          23.b  Consent of Ernst & Young LLP


                 REPORT OF INDEPENDENT AUDITORS




Benefit Plan Committee of the
 Southwestern Bell Corporation Savings and Security Plan


     We have audited the accompanying statements of net assets available for plan benefits of the Southwestern Bell Corporation Savings and Security Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for each of the three years in the period ended
December 31, 1994, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules as of and for the year ended December 31, 1994 listed in the table of contents are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                           ERNST & YOUNG LLP

San Antonio, Texas
May 22, 1995












 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                      Diversified   Interest
                                    Ownership      Shares         Bond         Equity        Income
                                      Plan          Fund          Fund        Portfolio       Fund          Total
 ASSETS
 Investments at fair value
  (cost $642,874):
 SBC common shares:
    allocated                    $     162,843 $          -  $          -  $          -  $          -  $     162,843
    unallocated                        158,112            -             -             -             -        158,112
    other                                   -        397,552            -             -             -        397,552
 Wells Fargo Government/Corporate
   Bond Index Fund                          -             -          2,156            -             -          2,156
 Contracts with insurance
   companies and other
   financial institutions                   -             -             -             -        158,206       158,206
 Wells Fargo Equity Index Fund              -             -             -         16,242            -         16,242
 Temporary cash investments              5,871         5,414           120           760            18        12,183
     Total Investments                 326,826       402,966         2,276        17,002       158,224       907,294

 Shares distributable at value:
    SBC common shares                       -            790            -             -             -            790
    SBC allocated common shares            536            -             -             -             -            536
     Total Shares Distributable            536           790            -             -             -          1,326

 Contributions receivable:
    Participant                             -            956            27           166           698         1,847
    Employer                             4,966            -             -             -             -          4,966
     Total Contributions Receivable      4,966           956            27           166           698         6,813


                                                            (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest
                                    Ownership      Shares         Bond         Equity        Income
                                      Plan          Fund          Fund        Portfolio       Fund          Total
 (Continued)
 Dividends and interest receivable          27           209            17            58            72           383
 Loans receivable from participants         -         30,585           375         2,425        12,360        45,745
 Transfers receivable from other
   funds and plans                          -             -             -             -            230           230
 Other                                     158            -             -             -             -            158
     Total Assets                      332,513       435,506         2,695        19,651       171,584       961,949

 LIABILITIES
 Distributions payable                     682         3,094            19           145         1,829         5,769
 Transfers payable to other
   funds and plans                          -            115            93            22            -            230
 Payable for investments purchased          -            125            14            40            -            179
 Administrative expenses                    52            14             1             2             9            78
 Interest payable                        5,463            -             -             -             -          5,463
 Current portion of long-term debt      19,741            -             -             -             -         19,741
 Long-term debt                        107,325            -             -             -             -        107,325
     Total Liabilities                 133,263         3,348           127           209         1,838       138,785

 Net Assets Available for Plan
   Benefits                      $     199,250 $     432,158 $       2,568 $      19,442 $     169,746 $     823,164




 See Notes to Financial Statements.


 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1993
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest     Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 ASSETS
 Investments at fair value
  (cost $605,560):
 SBC common shares:
    allocated                    $     140,390 $          -  $          -  $          -  $          -  $          -  $     140,390
    unallocated                        192,472            -             -             -             -             -        192,472
    other                                   -        348,220            -             -             -         35,047       383,267
 Wells Fargo Government/Corporate
   Bond Index Fund                          -             -          1,365            -             -             -          1,365
 Contracts with insurance
   companies and other
   financial institutions                   -             -             -             -        127,053            -        127,053
 Wells Fargo Equity Index Fund              -             -             -         12,234            -             -         12,234
 Temporary cash investments              5,659         7,367            98           271        23,391           253        37,039
     Total Investments                 338,521       355,587         1,463        12,505       150,444        35,300       893,820

 Shares distributable at value:
    SBC common shares                       -            585            -             -             -             -            585
    SBC allocated common shares            107            -             -             -             -             -            107
     Total Shares Distributable            107           585            -             -             -             -            692

 Contributions receivable:
    Participant                             -            670            17            85           427            -          1,199
    Employer                               476            -             -             -             -             -            476
     Total Contributions Receivable        476           670            17            85           427            -          1,675


                                                               (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1993
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest     Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 (Continued)
 Dividends and interest receivable          15           181             2            12            65            14           289
 Loans receivable from participants         -         25,772           318         1,860        10,716            -         38,666
 Transfers receivable from other
   funds and plans                          -         36,648            34            -             -             -         36,682
 Other                                     144            11            -              1             5            -            161
     Total Assets                      339,263       419,454         1,834        14,463       161,657        35,314       971,985

 LIABILITIES
 Distributions payable                     393         2,376             3            41         1,699            93         4,605
 Transfers payable to other
   funds and plans                          -             -             -             12         1,437        35,220        36,669
 Payable for investments purchased          -          1,083            -             -              3            -          1,086
 Administrative expenses                    38             9             1             2             8             1            59
 Interest payable                        6,260            -             -             -             -             -          6,260
 Current portion of long-term debt      18,576            -             -             -             -             -         18,576
 Long-term debt                        127,066            -             -             -             -             -        127,066
     Total Liabilities                 152,333         3,468             4            55         3,147        35,314       194,321

 Net Assets Available for Plan
   Benefits                      $     186,930 $     415,986 $       1,830 $      14,408 $     158,510 $          -  $     777,664




 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                      Diversified   Interest
                                    Ownership      Shares         Bond         Equity        Income
                                      Plan          Fund          Fund        Portfolio       Fund          Total
 Net Assets Available for Plan
   Benefits, December 31, 1993   $     186,930 $     415,986 $       1,830 $      14,408 $     158,510 $     777,664

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions              -         29,584           772         4,111        17,845        52,312
     Employer contributions             24,274            -             -             -             -         24,274
     Transfers of participants'
       balances - net                       -          3,019            63         1,284       (4,592)         (226)
   Loan transfers                       18,576            -             -             -             -         18,576
                                        42,850        32,603           835         5,395        13,253        94,936

 Investment income:
   Dividends on SBC common shares       12,496        14,895            -             -             -         27,391
   Other dividends                          -             -             -            437            -            437
   Interest                                156           194           136            -          8,953         9,439
                                        12,652        15,089           136           437         8,953        37,267

 Interest income on participant loans       -          2,048            26           155           779         3,008

 Net appreciation (depreciation) in
   fair value of investments           (8,995)      (10,548)         (190)         (204)            -       (19,937)
      Total Net Additions               46,507        39,192           807         5,783        22,985       115,274




                                                            (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest
                                    Ownership      Shares         Bond         Equity        Income
                                      Plan          Fund          Fund        Portfolio       Fund          Total
 (Continued)
 Deductions from Net Assets:
   Administrative expenses                 221           182            10            18           112           543
   Interest expense                     11,292            -             -             -             -         11,292
   Loan payment - principal             18,576            -             -             -             -         18,576
   Distributions to participants         4,098        22,838            59           731        11,637        39,363
     Total Deductions                   34,187        23,020            69           749        11,749        69,774

 Net Assets Available for Plan
   Benefits, December 31, 1994   $     199,250 $     432,158 $       2,568 $      19,442 $     169,746 $     823,164















 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1993
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest     Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 Net Assets Available for Plan
   Benefits, December 31, 1992   $     134,882 $     311,752 $         842 $       9,998 $     158,184 $      39,518 $     655,176

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions              -         24,360           577         3,315        19,162            -         47,414
     Employer contributions             20,363            -             -             -             -             -         20,363
     Transfers of participants'
       balances - net                       -         52,290           382           423      (15,341)      (38,008)         (254)
   Loan transfers                       17,271            -             -             -             -             -         17,271
                                        37,634        76,650           959         3,738         3,821      (38,008)        84,794

 Investment income:
   Dividends on SBC common shares       12,015        12,075            -             -             -            136        24,226
   Other dividends                          -             -             -            289            -          1,273         1,562
   Interest                                102           204            74            -         10,298            37        10,715
   Transfer of interest and dividends       -          1,439            -             -             -        (1,439)            -
                                        12,117        13,718            74           289        10,298             7        36,503

 Interest income on participant loans       -          1,669            17           113           727            -          2,526

 Net appreciation (depreciation) in
   fair value of investments            36,564        36,260            26           667            -          3,746        77,263
      Total Net Additions               86,315       128,297         1,076         4,807        14,846      (34,255)       201,086



                                                               (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1993
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest     Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 (Continued)
 Deductions from Net Assets:
   Administrative expenses                 134            85             5             8            57            14           303
   Interest expense                     12,884            -             -             -             -             -         12,884
   Loan payment - principal             17,271            -             -             -             -             -         17,271
   Distributions to participants         3,978        23,978            83           389        14,463         5,249        48,140
     Total Deductions                   34,267        24,063            88           397        14,520         5,263        78,598

 Net Assets Available for Plan
   Benefits, December 31, 1993   $     186,930 $     415,986 $       1,830 $      14,408 $     158,510 $          -  $     777,664















 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1992
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                      Diversified   Interest      Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 Net Assets Available for Plan
   Benefits, December 31, 1991   $      79,322 $     267,618 $         312 $       3,804 $     145,689 $      43,318 $     540,063

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions              -         19,981           391         2,949        21,521            -         44,842
     Employer contributions             24,702            -             -             -             -             -         24,702
     Transfers of participants'
       balances - net                       -          1,225           123         2,914       (2,848)       (1,485)          (71)
    Loan transfers                      15,418            -             -             -             -             -         15,418
                                        40,120        21,206           514         5,863        18,673       (1,485)        84,891

 Investment income:
   Dividends on SBC common shares       11,585        11,512            -             -             -            210        23,307
   Other dividends                          -             -             -            191            -          1,711         1,902
   Interest                                158           171            38            -         11,410            36        11,813
   Transfer of interest and dividends        -          1,948            -             -             -        (1,948)            -
                                        11,743        13,631            38           191        11,410             9        37,022

 Interest income on participant loans        -          1,243            12            93           633            -          1,981

 Net appreciation (depreciation) in
   fair value of investments            37,624        37,338             2           409            -          3,771        79,144
      Total Net Additions               89,487        73,418           566         6,556        30,716         2,295       203,038


                                                               (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1992
 (Dollars in Thousands)
                                    Employee
                                      Stock          SBC                     Diversified    Interest     Diversified
                                    Ownership      Shares         Bond         Equity        Income       Telephone
                                      Plan          Fund          Fund        Portfolio       Fund        Portfolio       Total
 (Continued)
 Deductions from Net Assets:
   Interest expense                     14,431            -             -             -             -             -         14,431
   Loan payment - principal             15,418            -             -             -             -             -         15,418
   Distributions to participants         4,078        29,284            36           362        18,221         6,095        58,076
     Total Deductions                   33,927        29,284            36           362        18,221         6,095        87,925

 Net Assets Available for Plan
   Benefits, December 31, 1992   $     134,882 $     311,752 $         842 $       9,998 $     158,184 $      39,518 $     655,176
















 See Notes to Financial Statements.



                     SOUTHWESTERN BELL CORPORATION
                       SAVINGS AND SECURITY PLAN
                     NOTES TO FINANCIAL STATEMENTS
            (Dollars in Thousands, Except per Unit Amounts)


1. Plan Description - The Southwestern Bell Corporation Savings and Security Plan (Plan) was established by SBC Communications Inc.
     (SBC), formerly known as Southwestern Bell Corporation, to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. During 1994, participants could invest their contributions in the Southwestern Bell Corporation Shares Fund (SBC Shares Fund), the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds.

     Effective January 1, 1984, distributions of Plan participant investments in the American Telephone and Telegraph Company Shares Fund of the predecessor Bell System Savings and Security Plan were transferred into the Diversified Telephone Portfolio
     (DTP) of the Plan. No contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the SBC Shares Fund. Effective December 31, 1993, the DTP was eliminated. Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the SBC Shares Fund.

     In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective October 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

     The Plan prefunded the ESOP by borrowing $165.0 million through the issuance of 8.49% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. On February 27, 1990, the Plan issued an additional $45.0 million of 9.40% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is also guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of the company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the 8.49% notes was reduced to 8.41% as a result of a change in the federal tax rate.

     To the extent insufficient shares have been released through payments on the ESOP Notes, additional employer contributions are made to the ESOP as are necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Should shares released through note payments exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions. Dividends on non-Financed Shares in the ESOP are used to acquire additional shares which are allocated to participants' accounts in the ESOP.

     Participants may borrow funds from their vested account balances, excluding ESOP balances and earnings attributable thereto. Loans receivable from participants on the statements of net assets represents an allocation between funds of the total amount of outstanding loans based on the investment direction of loan repayments currently due at December 31 of the Plan year.



     Bankers Trust Company is the Trustee for the Plan.

2. Plan Provisions - The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and Prospectus include complete descriptions of these and other Plan provisions.

     Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

     Effective November 1994, the Plan was amended to change it's name from Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) to Southwestern Bell Corporation Savings and Security Plan. Certain other amendments were made to the Plan effective in 1994, including changes as a result of collective bargaining agreement negotiations. These amendments did not significantly affect net assets of the Plan.

3. Accounting Policies - The values of investments are determined as follows: SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest; Wells Fargo Equity Index Fund and Wells Fargo Government/Corporate Bond Index Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

     Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

4. Units of Participation - The interest of a participant in each type of fund in the Plan is represented by units (as described in Article 7 of the Plan), except for the ESOP which is represented by shares. The number and net asset value of units, carried to the fourth decimal place, for each fund in the Plan (other than shares in the ESOP) were:

                            December                      December
                            31, 1994                      31, 1993

                         Number of    Value of        Number of   Value of
                           Units        Units           Units       Units

     SBC Shares Fund    58,635,669    $  7.3702      57,094,829   $  7.2858

     Bond Fund           1,918,412    $  1.3388       1,315,534   $  1.3913

     Diversified        12,307,748    $  1.5796       9,234,365   $  1.5601
     Equity Portfolio

     Interest Income    37,392,341    $  4.5395      37,034,471   $  4.2800
     Fund

5. Participants - The number of active and inactive participants in the Plan by investment direction described in Article 6 of the Plan was:
                                                   December 31,

                                               1994             1993
     Entirely in SBC Shares Fund               12,730         11,859

     Entirely in Bond Fund                         39             42

     Entirely in Diversified Equity               711            646
     Portfolio

     Entirely in Interest Income Fund          10,044         11,116

     Equally in SBC Shares Fund and Bond          217            214
     Fund

     Equally in SBC Shares Fund and             1,635          1,260
     Diversified Equity Portfolio

     Equally in SBC Shares Fund and             6,110          6,255
     Interest Income Fund

     Equally in Bond Fund and Diversified         236            203
     Equity Portfolio

     Equally in Diversified Equity                402            343
     Portfolio and Interest Income Fund

     Equally in SBC Shares Fund, Bond Fund        413            327
      and Diversified Equity Portfolio

     Equally in SBC Shares Fund,                  761            549
     Diversified Equity Portfolio and
     Interest Income Fund

       Total                                   33,298         32,814

6. Tax Status - The Internal Revenue Service issued a determination letter on July 26, 1990, stating that the Plan is designed in accordance with applicable sections of the Internal Revenue Code
     (IRC). The Plan has been amended since the determination letter was received. SBC has requested a determination that the Plan, as amended, continues to be qualified. The Plan Administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.


7. Investments - The fair values of investments representing 5% or more of Plan net assets at either December 31, 1994 or 1993 were:

                                               1994              1993
     Employee Stock Ownership Plan
     SBC common shares:
        allocated                          $   162,843    $       140,390
        unallocated                        $   158,112    $       192,472

     SBC Shares Fund
     SBC common shares                     $   397,552    $       348,220

     Interest Income Fund
     Contracts with insurance
     companies and  other financial
     institutions:
         John Hancock                      $    52,198    $        60,318
         Prudential Insurance Company      $    41,870    $        13,556
          of America

 8. Long-Term Debt - Long-term debt consists of the 8.49% and 9.40% Guaranteed Non-Salaried Employees' ESOP Notes due 2000 issued in connection with the ESOP (as discussed in note 1). The aggregate principal amount of long-term debt scheduled for repayment in each of the five years subsequent to 1994 is $19,741 in 1995, $21,174 in 1996, $22,281 in 1997, $23,469 in 1998 and $24,546 in
     1999.

SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
December 31, 1994
(Dollars in Thousands)

                                            Description of                         Fair
Name of Issuer or Title of Issue              Investment             Cost          Value

Employee Stock Ownership Plan
* SBC common shares:
   allocated                             4,033,264 shares     $     114,431 $     162,843
   unallocated                           3,916,076 shares           108,482       158,112
* Bankers Trust Company               temporary cash investment       5,871         5,871
   Total Employee Stock Ownership Plan                              228,784       326,826

SBC Shares Fund
* SBC common shares                       9,846,501 shares           232,082       397,552
* Bankers Trust Company                temporary cash investment       5,414         5,414
   Total SBC Shares Fund                                             237,496       402,966

Bond Fund
* Wells Fargo Government/Corporate Bond
  Index Fund                              20,800 units               2,307         2,156
* Bankers Trust Company              temporary cash investment         120           120
   Total Bond Fund                                                   2,427         2,276

Diversified Equity Portfolio
* Wells Fargo Equity Index Fund            155,685 units             15,183        16,242
* Bankers Trust Company               temporary cash investment         760           760
   Total Diversified Equity Portfolio                                15,943        17,002

Interest Income Fund (a)
 John Hancock                             5.00 % - 5.33 %            52,198        52,198
 The Prudential Insurance Company
   of America                             6.88 % - 8.06 %            41,870        41,870
 Provident National Life Insurance
   Company                                6.93 % - 7.01 %            26,002        26,002
 Cassie Des Depots et Consignations           4.66 %                 20,465        20,465
 Metropolitan Life Insurance Company      7.93 % - 8.77 %            11,714        11,714
 Pacific Mutual                               7.17 %                  5,957         5,957
                                                                    158,206       158,206
* Bankers Trust Company               temporary cash investment          18            18
   Total Interest Income Fund                                       158,224       158,224

  TOTAL                                                      $     642,874  $     907,294




*  Party-in-Interest.

(a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The composite effective semi-annual interest rate for the first and second six-month periods of 1994 was approximately 5.85%.
This composite interest rate is subject to semi-annual adjustment. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate.


     SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
     Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
     For the year ended December 31, 1994
     (Dollars in Thousands)
                                                                                                         Current Value
                                                                                                          of Asset on
                                          Description of         Purchase       Selling       Cost of     Transaction   Net gain
     Identity of Party Involved               Assets               Price         Price         Asset          Date      or (loss)

     Category (iii) transactions:

     Bankers Trust Directed Account Cash       Temporary        $   138,264   $      -      $   138,264   $   138,264    $      0
     Fund                                        Cash
                                              Investments

     Bankers Trust Directed Account Cash       Temporary        $      -      $   163,132   $   163,132   $   163,132    $      0
     Fund                                        Cash
                                              Investments

     There were no category (i), (ii), or (iv) transactions.


                         SIGNATURES


      Pursuant to the requirements of the Securities Exchange
      Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                           SOUTHWESTERN BELL CORPORATION
                           SAVINGS AND SECURITY PLAN

                           By Benefit Plan Committee





                           By  /s/ Cassandra C. Carr
                                 Cassandra C. Carr, Chairman

      Date:  May 25, 1995